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                                                                    Exhibit 10.1

                            INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT dated this ____ day of April 2005, is made by and between EpiCept Corporation, a Delaware corporation (the "Company"), and _____________, a resident of _________ (the "Indemnitee").

                                    RECITALS:

A. The Company's Amended and Restated Certificate of Incorporation of the Company (the "Certificate") provides the Company's directors and officers with certain rights to indemnification and advance payment of expenses.

B. In order to provide such rights pursuant to express contract rights intended to be enforceable irrespective of, among other things, any amendment to the Company's Certificate or the Company's Amended and Restated Bylaws (the "Bylaws"), any change in the composition of the Company's Board of Directors, and any change in control or business combination transaction relating to the Company, the Company wishes to contractually provide in this Agreement for the indemnification of, and the advance payment of expenses to, the Indemnitee as set forth in this Agreement.

                                   AGREEMENT:

NOW, THEREFORE, for valuable consideration, including without limitation the agreement by the Indemnitee to serve as a director or an officer of the Company, the parties agree for themselves, their successors, and assigns, as follows:

1. INDEMNIFICATION. The Company shall, to the fullest extent permitted under the Delaware General Corporation Law (the "DGCL"), and except as set forth below, indemnify, hold harmless and, upon request, advance expenses to, the Indemnitee (and the heirs, executors or administrators of such Indemnitee) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Company, or is or was serving, or has agreed to serve, at the request of the Company, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, against all liability and loss suffered and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her



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      conduct was unlawful. Notwithstanding anything to the contrary in this
      Section 1, the Company shall not indemnify an Indemnitee seeking indemnification in connection with any action, suit, proceeding, claim or counterclaim, or part thereof, initiated by the Indemnitee unless the initiation thereof was authorized in the specific case by the Board of Directors of the Company.


2.    ADVANCE PAYMENT OF EXPENSES.

      (a) The Company shall, to the fullest extent not prohibited by applicable law, advance payment of expenses (including attorneys' fees) incurred by any Indemnitee in defending any proceeding in advance of the final disposition of any such proceeding. In consideration of the payment of such expenses, the Indemnitee hereby undertakes and agrees to repay to the Company any amount so paid by the Company in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company against such expenses in accordance with the terms of this Agreement


      (b) Within ten business days after any written request for payment by the Indemnitee, the Company shall, in accordance with such request (but without duplication): (1) pay such expenses on behalf of the Indemnitee; (2) advance to the Indemnitee funds in an amount sufficient to pay such expenses; or (3) reimburse the Indemnitee for such expenses. The Indemnitee shall repay, without interest, any amounts actually advanced to the Indemnitee by the Company that, at the final disposition of the proceeding to which the advance was related, were in excess of the amounts paid or payable by the Indemnitee in respect of expenses relating to, arising out of, or resulting from such proceeding.


3. PROCEDURE FOR NOTIFICATION. To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company a written request therefor, including a brief description (based upon information then available to the Indemnitee) of the applicable liability and expenses. If, at the time of the receipt of such request, the Company has directors' and officers' liability insurance in effect under which coverage for such liability and expenses is potentially available, the Company shall give prompt written notice of such liability and expenses to the applicable insurers in accordance with the procedures set forth in the applicable policies. The Company shall provide to the Indemnitee a copy of such notice delivered to the applicable insurers. The failure by the Indemnitee to timely notify the Company of any liability or expenses shall not relieve the Company from any liability hereunder unless, and only to the extent that, the Company did not otherwise learn of such liability or expenses and such failure results in forfeiture by the Company of substantial defenses, rights, or insurance coverage.


4. INSURANCE. For the duration of the Indemnitee's service as a director or officer of the Company and thereafter for so long as the Indemnitee shall be subject to any


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      pending or possible proceeding, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors' and officers' liability insurance providing coverage for directors and officers of the Company that is at least substantially comparable in scope and amount to that provided by the Company's policies of directors' and officers' liability insurance in effect as of the date of this Agreement.


5. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the related rights of recovery of the Indemnitee against other persons or entities (other than the Indemnitee's successors). The Indemnitee shall execute all papers reasonably required to evidence such rights (all of the Indemnitee's reasonable expenses, including attorneys' fees and charges, related thereto to be reimbursed by or, at the option of the Indemnitee, advanced by the Company).


6. NO DUPLICATION OF PAYMENTS. The Company shall not be liable under this Agreement to make any payment to the Indemnitee in respect of any liability or expenses to the extent the Indemnitee has otherwise actually received payment under the Certificate, the Bylaws, or any law, statute, rule, agreement, insurance policy, or otherwise in respect of such liability or expenses otherwise indemnifiable hereunder.


7. NON-EXCLUSIVITY. The rights of the Indemnitee hereunder will be in addition to and not exclusive of any other rights provided under the Certificate, the Bylaws, or any law, statute, rule, agreement, insurance policy, or otherwise. No amendment, termination, or repeal of any provision of the Certificate, the Bylaws, or any provision of any applicable law, statute, or rule subsequent to the date of this Agreement shall eliminate or diminish in any way the rights of the Indemnitee arising under this Agreement, whether the proceeding giving rise to the necessity for such indemnification arose before or after any such amendment, termination, or repeal.


8.    SUCCESSORS AND BINDING AGREEMENT.

      (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization, or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to the Indemnitee and the Indemnitee's counsel, to expressly assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any person acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization, or


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            otherwise (and such successor will thereafter be deemed the
            "Company" for purposes of this Agreement), but shall not otherwise be assignable or delegatable by the Company.


      (b) The rights of the Indemnitee contained in this Agreement shall inure to the benefit of and be enforceable by the Indemnitee and the Indemnitee's personal or legal representatives, executors, administrators, heirs, distributees, legatees, and other successors.

      (c) Except as provided in this Section 8, this Agreement and the rights and obligations provided herein may not be assigned, transferred, or delegated.

9. NOTICES. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests, or approvals, required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof electronically confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or one business day after having been sent for next-day delivery by a nationally recognized overnight courier service, addressed to the Company (to the attention of the Secretary of the Company) and to the Indemnitee at the applicable address shown on the signature page hereto, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.


10. AMENDMENT AND MODIFICATION. This Agreement may not be modified, changed, or amended, and any obligations under this Agreement may not be waived, except by written agreement properly executed by all the parties hereto.


11. SEVERABILITY. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited, or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited, or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.


12. COUNTERPARTS AND FACSIMILE. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement, and any amendments hereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original and shall be


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      considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.


13. GOVERNING LAW. Any and all disputes between the parties in any way related to this Agreement, including all matters of construction, validity, and performance of the Agreement, will be governed by and construed in accordance with the substantive laws of the State of Delaware, without giving effect to the conflict of laws rules thereof.

14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the matters addressed herein, and neither of the parties will be bound by any prior oral agreement, condition, stipulation, representation, or understanding.


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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first indicated above.

                                    EPICEPT CORPORATION
                                    270 SYLVAN AVENUE
                                    ENGLEWOOD CLIFFS, NEW JERSEY  07632

                                    By:
                                       ---------------------------------
                                    Name:
                                         -------------------------------
                                    Title:
                                          ------------------------------




                                    INDEMNITEE:

                                    ADDRESS:
                                             ---------------------------

                                             ---------------------------


                                    ------------------------------------

                                    Name:
                                         -------------------------------


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